Cricut, Inc. Reports Second Quarter 2021 Financial Results
Revenue grew 42% over Q2 2020
Total users climb to 5.4 million and paid subscribers grew 77% over Q2 2020 to 1.8 million
Delivered 10th consecutive quarter of profitability with net income of $49.1M; Delivered $68.5M of EBITDA

SOUTH JORDAN, Utah, August 12, 2021 (GLOBE NEWSWIRE) -- Cricut, Inc. (“Cricut”) (NASDAQ: CRCT), the creative technology company that has brought a connected platform for making to millions of users worldwide, today announced financial results for its second quarter ended June 30, 2021.
“Our second quarter performance delivered strong results across the business, driven by new users and continued healthy engagement levels,” said Ashish Arora, Chief Executive Officer of Cricut. “We successfully launched two new connected machines, a new line of Smart Materials, added new features and functionality to our software platform, and saw strong growth from our top international markets. I want to thank our passionate community of users worldwide and believe there is even greater opportunity for creatives everywhere to join the Cricut platform.”

Second Quarter 2021 Financial Results
•Revenue was $334.5 million, up 42.1% over Q2 2020
•Connected machine revenue was $146.3 million, up 29.0% over Q2 2020
•Subscriptions revenue was $50.7 million, up 110.9% over Q2 2020
•Accessories and materials revenue was $137.5 million, up 40.4% over Q2 2020
•Gross margin was 39.0%, up from 31.1% over Q2 2020
•Net income was $49.1 million, up 40.8% over Q2 2020, and was 14.7% of revenue, compared to $34.9 million, or 14.8% of revenue in Q2 2020
•Diluted earnings per share was $0.22
•EBITDA, was $68.5 million, or 20.5% of revenue, compared to $49.2 million, or 20.9% of revenue in Q2 2020, and included $8.1 million of stock-based compensation expense
•International revenue grew 179.5% over Q2 2020 and was 8.5% of total revenue, up from 4.3% of total revenue in Q2 2020

EBITDA and EBITDA margin are non-GAAP measures and are reconciled to the corresponding GAAP measures at the end of this release.

“Our second quarter’s performance was driven by a strong diversified revenue stream and community of engaged users who fuel our viral marketing engine,” said Marty Petersen, Chief Financial Officer of Cricut. “The large pull forward of users from 2020 and the first half of 2021 provide a powerful flywheel effect to our business with long-term monetization opportunities.”

Second Quarter 2021 Business Highlights
•Launched Cricut Explore 3 and Cricut Maker 3, which included new physical hardware, software features, and content. Designed to cut up to twice as fast, users can also cut longer runs of materials, up to 12 feet in length.
•Launched a new line of Smart Materials, engineered to keep materials perfectly aligned and on track from start to finish without a cutting mat. These new Smart Materials are designed to increase use cases and provide an overall customer experience not achieved by generic materials today.

•Added new software features and improved user experiences to help drive user engagement in our cloud-based software. Design Space now includes a new kerning feature that enhances font usage while saving time and increasing use cases. Also introduced new ways for users to more easily organize their personal library of projects with redesigned bookmark features and on-going search optimization efforts. Our subscription service, Cricut Access, now has over 175,000 images available, an increase of over 40% from Q2 2020.
•International markets remain a key strategic focus area. Launched new direct-to-consumer ecommerce site in the UK and added first sales team members in Italy and Mexico. Continued retailer footprint expansion in Germany, France, Spain, South Africa, and Southeast Asia.
•Tenth consecutive quarter of net income profitability; EBITDA profitable every year since 2014.

Key Performance Metrics and Non-GAAP Financial Measures

	As of June 30,
	2021	2020
Users (in thousands)	5,373	3,274
Percentage of Users Creating in Trailing 90 Days	59%	63%
Paid Subscribers (in thousands)	1,765	996

	For the Three Months Ended June 30,
	2021	2020
Subscription ARPU	$9.83	$7.91
Accessories and Materials ARPU	$26.67	$32.23
EBITDA (in millions)	$68.5	$49.2
EBITDA includes stock-based compensation expense.

Webcast and Conference Call Information
Cricut management will host a conference call and webcast to discuss the results today, Thursday, August 12, 2021 at 3:00 p.m. Mountain Time (5:00 p.m. Eastern Time).
Information about Cricut’s financial results, including a link to the live and archived webcast of the conference call, will be made available on Cricut’s investor relations website at https://investor.cricut.com. The live call may also be accessed via telephone at (833) 398-1017 toll-free domestically and at (914) 987-7715 internationally. Please reference conference ID: 2162797. A transcript of the prepared remarks will also be available following the conference call.

About Cricut, Inc.
Cricut, Inc. is a creative technology platform company dedicated to encouraging new ways for people to experience making at home. Cricut’s mission is to unleash the creative potential of its users with innovations that bring ideas to life in the form of professional-looking, personalized handmade projects. Cricut’s industry-leading products include its flagship line of smart cutting machines— the Cricut Maker® family, the Cricut Explore® family, and Cricut Joy®— accompanied by other unique tools like Cricut EasyPress®, the Infusible Ink™ system, and a diverse collection of materials. In addition to Cricut’s core offerings, the brand also fosters a thriving community of millions of dedicated users worldwide.

Cricut has used, and intends to continue using, its investor relations website and the Cricut News Blog (https://inspiration.cricut.com/news/) to disclose material non-public information and to comply with its disclosure obligations under Regulation FD. Accordingly, you should monitor our investor relations website and the Cricut News Blog in addition to following our press releases, SEC filings and public conference calls and webcasts.

Media Contact:
Alexandra Kenway
pr@cricut.com
Investor Contact:
Stacie Clements
investors@cricut.com
Source: Cricut, Inc.

Key Performance Metrics

In addition to the measures presented in our consolidated financial statements, we use the following key business metrics to help us evaluate our business, identify trends affecting our business, formulate business plans and make strategic decisions. We believe these metrics are useful to investors because they can help in monitoring the long-term health of our business. Our determination and presentation of these metrics may differ from that of other companies. The presentation of these metrics is meant to be considered in addition to, not as a substitute for or in isolation from, our financial measures prepared in accordance with GAAP.

Glossary of Terms

Users: We define a User as a registered user of at least one registered connected machine as of the end of a period. One user may own multiple registered connected machines, but is only counted once if that user registers those connected machines by using the same email address.

Percentage of Users Creating in Trailing 90 Days: We define the Percentage of Users Creating in Trailing 90 Days as the percentage of users who have used a connected machine for any activity, such as cutting, writing or any other activity enabled by our connected machines, in the past 90 days.

Paid Subscribers: We define Paid Subscribers as the number of users with a subscription to Cricut Access or Cricut Access Premium, excluding cancelled, unpaid or free trial subscriptions, as of the end of a period.

Subscription ARPU: We define Subscription ARPU as Subscriptions revenue divided by average users in a period.

Accessories and Materials ARPU: We define Accessories and Materials ARPU as Accessories and Materials revenue divided by average users in a period. Accessories and Materials ARPU fluctuates over time as we introduce new accessories and materials at various price points and as the volume and mix of accessories and materials purchased changes.

Cautionary Statement Regarding Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 as amended (the “Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements include, but are not limited to, quotations from management, business outlook, strategies, market size and growth opportunities. Forward-looking statements generally can be identified by the fact that they do not relate strictly to historical or current facts and by the use of forward-looking words such as “anticipates,” “believes,” “targets,” “potential,” “estimates,” “expects,” “intends,” “plans,” “projects,” “may” or similar terminology. In particular, statements, express or implied, concerning future actions, conditions or events, future results of operations or the ability to generate revenues, income or cash flow are forward-looking statements. These statements are based on and reflect our current expectations, estimates, assumptions and/ or projections and our perception of historical trends and current conditions, as well as other factors that we believe are appropriate and reasonable under the circumstances. Forward-looking statements are neither predictions nor guarantees of future events, circumstances or performance and are inherently subject to known and unknown risks, uncertainties and assumptions, many of which are beyond our control, that could cause our actual results to differ materially from those indicated by those statements. There can be no assurance that our expectations, estimates, assumptions and/or projections will prove to be correct or that any of our expectations, estimates or projections will be achieved. The forward-looking statements included in this press release are only made as of the date indicated on the relevant materials and are based on our estimates and opinions at the time the statements are made. We disclaim any obligation to publicly update any forward-looking statement to reflect subsequent events or circumstances or changes in opinion, except as required by law.

Numerous factors could cause our actual results and events to differ materially from those expressed or implied by forward-looking statements including, but not limited to, risks and uncertainties associated with: our ability to attract and engage with our users; competitive risks; supply chain, manufacturing, distribution and fulfillment risks; international risks, including regulation and tariffs that have materially increased our costs and the potential for further trade barriers or disruptions; sales and marketing risks, including our dependence on sales to brick-and-mortar and online retail partners and our need to continue to grow online sales; risks relating to the complexity of our business, which includes connected machines, custom tools, hundreds of materials, design apps, e-commerce software, subscriptions, content, international production, direct sales and retail distribution; risks related to product quality, safety and warranty claims and returns; risks related to the fluctuation of our quarterly results of operations and other operating metrics; risks related to intellectual property, cybersecurity and potential data breaches; risks related to our dependence on our Chief Executive Officer; risks related to our status as a “controlled company”; and the impact of economic and geopolitical events, natural disasters and actual or threatened public health emergencies, such as the ongoing COVID-19 pandemic and any resulting economic slowdown, governmental action, stay-at-home order or other resulting interruption to our operations. These risks and uncertainties are described in greater detail under the heading “Risk Factors” in the most recent form 10-Q that we have filed with the Securities and Exchange Commission (“SEC”).

Cricut, Inc.
Condensed Consolidated Statements of Operations and Comprehensive Income
(unaudited)
(in thousands, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Revenue:
Connected machines	$146,326	$113,388	$287,646	$170,276
Subscriptions	50,673	24,028	96,812	43,208
Accessories and materials	137,494	97,920	273,857	165,575
Total revenue	334,493	235,336	658,315	379,059
Cost of revenue:
Connected machines	116,217	95,543	235,909	147,120
Subscriptions	5,285	3,122	9,583	5,963
Accessories and materials	82,696	63,364	162,258	107,901
Total cost of revenue	204,198	162,029	407,750	260,984
Gross profit	130,295	73,307	250,565	118,075
Operating expenses:
Research and development	20,606	8,636	36,304	17,807
Sales and marketing	33,030	13,437	60,519	25,884
General and administrative	12,507	5,473	24,926	11,173
Total operating expenses	66,143	27,546	121,749	54,864
Income from operations	64,152	45,761	128,816	63,211
Other income (expense), net	14	(368)	(15)	(942)
Income before provision for income taxes	64,166	45,393	128,801	62,269
Provision for income taxes	15,040	10,514	30,257	14,350
Net income	$49,126	$34,879	$98,544	$47,919
Other comprehensive income (loss):
Foreign currency translation adjustment	4	(33)	(9)	65
Comprehensive income	49,130	34,846	98,535	47,984
Net income	$49,126	$34,879	$98,544	$47,919
Earnings per share, basic	$0.24	$0.17	$0.47	$0.23
Earnings per share, diluted	$0.22	$0.17	$0.46	$0.23
Weighted-average common shares outstanding, basic	208,205,162	208,116,104	207,760,027	208,116,104
Weighted-average common shares outstanding, diluted	222,947,030	208,116,104	216,403,427	208,116,104

Cricut, Inc.
Condensed Consolidated Balance Sheets
(in thousands, except share and per share amounts)

	As of June 30, 2021	As of December 31, 2020
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$314,080	$122,215
Accounts receivable, net	163,700	162,931
Inventories	426,901	248,745
Prepaid expenses and other current assets	20,267	4,916
Total current assets	924,948	538,807
Property and equipment, net	42,974	33,441
Intangible assets, net	1,900	2,280
Deferred tax assets	3,119	3,119
Other assets	1,361	3,753
Total assets	$974,302	$581,400
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$280,295	$251,658
Accrued expenses and other current liabilities	46,583	71,324
Deferred revenue, current portion	26,329	23,518
Total current liabilities	353,207	346,500
Deferred revenue, net of current portion	4,072	2,758
Other non-current liabilities	3,411	3,217
Total liabilities	360,690	352,475
Commitments and contingencies (Note 9)
Stockholders’ equity:
Preferred stock, par value $0.001 per share, 100,000,000 shares authorized, no shares issued and outstanding as of June 30, 2021. No shares issued, authorized or outstanding as of December 31, 2020.	—	—
Common stock, par value $0.001 per share, 1,250,000,000 shares authorized as of June 30, 2021, 222,253,059 shares issued and outstanding as of June 30, 2021; 257,058,262 shares authorized as of December 31, 2020, 208,116,104 shares issued and outstanding as of December 31, 2020	222	208
Additional paid-in capital	698,879	412,741
Accumulated deficit	(85,489)	(184,033)
Accumulated other comprehensive income (loss)	—	9
Total stockholders’ equity	613,612	228,925
Total liabilities and stockholders’ equity	$974,302	$581,400

Cricut, Inc.
Condensed Consolidated Statements of Cash Flows
(unaudited)
(in thousands)

	Six Months Ended June 30,
	2021	2020
Cash flows from operating activities:
Net income	$98,544	$47,919
Adjustments to reconcile net income to net cash and cash equivalents provided by (used in) operating activities:
Depreciation and amortization (including amortization of debt issuance costs)	8,317	6,685
Stock-based compensation	19,795	2,774
Provision for inventory obsolescence	1,598	2,815
Provision for doubtful accounts	(110)	316
Changes in operating assets and liabilities:
Accounts receivable	(659)	(57,204)
Inventories	(178,527)	95,438
Prepaid expenses and other current assets	(15,361)	550
Other assets	311	116
Accounts payable	28,833	(15,062)
Accrued expenses and other current liabilities and other non-current liabilities	(20,860)	27,305
Deferred revenue	4,124	3,616
Net cash and cash equivalents (used in) provided by operating activities	(53,995)	115,268
Cash flows from investing activities:
Acquisitions of property and equipment, including costs capitalized for development of internal use software	(16,124)	(12,269)
Net cash and cash equivalents used in investing activities	(16,124)	(12,269)
Cash flows from financing activities:
Proceeds from capital contributions	200	1,087
Proceeds from issuance of common stock upon initial public offering, net of offering costs	262,007	—
Repurchase of compensatory units	(160)	(2,362)
Repurchase of common stock upon Corporate Reorganization	(10)	—
Payments on term loan	—	(2,500)
Drawdowns on revolving loan	—	228,269
Payments on revolving loan	—	(260,862)
Payments on capital leases	(24)	(50)
Net cash provided by financing activities	262,013	(36,468)
Effect of exchange rate on changes on cash and cash equivalents	(29)	60
Net increase in cash and cash equivalents	191,865	66,591
Cash and cash equivalents at beginning of period	122,215	6,653
Cash and cash equivalents at end of period	$314,080	$73,244
Supplemental disclosures of cash flow information:
Cash paid during the period for interest	$14	$1,128
Cash paid during the period for income taxes	$52,410	$31
Supplemental disclosures of non-cash investing and financing activities:
Property and equipment included in accounts payable and accrued expenses and other current liabilities	$3,118	$1,727
Stock-based compensation capitalized for software development costs	$673	$125
Deferred offering costs in accounts payable and accrued expenses and other current liabilities	$—	$—
Reclassification of liability awards to equity upon modification	$10,784	$—

Use of Non-GAAP Financial Measures
EBITDA and EBITDA Margin
We calculate EBITDA as net income adjusted to exclude: interest expense, net; income taxes; and depreciation and amortization expense. Stock-based compensation is included in our EBITDA calculation. EBITDA Margin is calculated by dividing EBITDA by total revenue.
We use EBITDA and EBITDA Margin as a measure of operating in our business. We believe this non-GAAP financial measure is useful to investors for period-to-period comparisons of our business and in understanding and evaluating our results of operations for the following reasons:
•EBITDA and EBITDA Margin are widely used by investors and securities analysts to measure a company’s operating performance without regard to items such as depreciation and amortization expense, interest expense and income taxes that can vary substantially from company to company depending upon their financing and the method by which assets were acquired;
•Our management uses EBITDA and EBITDA Margin in conjunction with financial measures prepared in accordance with GAAP for planning purposes, including the preparation of our annual operating budget, as a measure of our core results of operations and the effectiveness of our business strategy and in evaluating our financial performance; and
•EBITDA and EBITDA Margin provide consistency and comparability with our past financial performance, facilitate period-to-period comparisons of our core results of operations and also facilitate comparisons with other peer companies, many of which use similar non-GAAP financial measures to supplement their GAAP results.
Our use of EBITDA and EBITDA Margin has limitations as an analytical tool, and you should not consider these measures in isolation or as substitutes for analysis of our financial results as reported under GAAP. Some of these limitations are, or may in the future be, as follows:
•Although depreciation and amortization expense are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and EBITDA and EBITDA Margin do not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements;
•EBITDA and EBITDA Margin do not reflect the portion of software development costs that we capitalize under GAAP, which has recently been, and will continue to be for the foreseeable future, a significant recurring expense for our business and an important part of our investment in new products;
•EBITDA and EBITDA Margin do not reflect: (i) changes in, or cash requirements for, our working capital needs, (ii) interest expense, or the cash requirements necessary to service interest or principal payments on our debt, which reduces cash available to us or (iii) tax payments that may represent a reduction in cash available to us.

Because of these limitations, we believe EBITDA and EBITDA Margin should be considered along with other operating and financial performance measures presented in accordance with GAAP.
The following table presents a reconciliation of EBITDA to net income and EBITDA Margin to net income margin, the most directly comparable financial measures prepared in accordance with GAAP, for each of the periods indicated:

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
(in thousands)
Net income	$49,126	$34,879	$98,544	$47,919
Net income margin	14.7%	14.8%	15.0%	12.6%
Adjusted to exclude the following:
Depreciation and amortization expense	$4,290	$3,430	$8,176	$6,666
Interest expense, net	$76	$367	$155	$941
Corporate income tax expense	$15,040	$10,514	$30,257	$14,350
EBITDA	$68,532	$49,190	$137,132	$69,876
EBITDA margin	20.5%	20.9%	20.8%	18.4%

Note: EBITDA includes stock-based compensation expense of $8.1 million for the three months ended June 30, 2021 and $1.3 million for the three months ended June 30, 2020. EBITDA includes $11.6 million in recurring stock-based compensation expense and $8.2 million in one-time expenses related to the corporate reorganization associated with the IPO in the six months ended June 30, 2021, and $2.8 million in stock-based compensation expense for the six months ended June 30, 2020.